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                                                                    EXHIBIT 11.1

           COMPUTATION OF INCOME (LOSS) PER SHARE

                                                        1990           1991           1992           1993            1994
                                                     -----------    -----------    -----------    -----------     -----------

AVERAGE NUMBER OF SHARES OUTSTANDING                  16,800,000     16,800,000     16,800,000     16,800,000      16,800,000
                                                     -----------    -----------    -----------    -----------     -----------
                                                     -----------    -----------    -----------    -----------     -----------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS
  AND ACCOUNTING CHANGES                             (20,274,000)   (27,006,000)    (7,555,000)     3,364,000      24,348,000
EXTRAORDINARY ITEMS                                   27,749,000     31,188,000              0              0               0
ACCOUNTING CHANGES                                             0              0              0    (46,626,000)              0
                                                     -----------    -----------    -----------    -----------     -----------
NET INCOME (LOSS)                                      7,475,000      4,182,000     (7,555,000)   (43,262,000)     24,348,000
                                                     -----------    -----------    -----------    -----------     -----------
                                                     -----------    -----------    -----------    -----------     -----------

INCOME (LOSS) PER SHARE:
  BEFORE EXTRAORDINARY ITEMS
     AND ACCOUNTING CHANGES                                (1.21)         (1.61)         (0.45)          0.20            1.45
  EXTRAORDINARY ITEMS                                       1.66           1.86           0.00           0.00            0.00
  ACCOUNTING CHANGES                                        0.00           0.00           0.00          (2.78)           0.00
                                                     -----------    -----------    -----------    -----------     -----------
NET INCOME (LOSS) PER SHARE                                 0.45           0.25          (0.45)         (2.58)           1.45
                                                     -----------    -----------    -----------    -----------     -----------
                                                     -----------    -----------    -----------    -----------     -----------


PRIMARY:
- ---------------------------
AVERAGE NUMBER OF SHARES OUTSTANDING                  16,800,000     16,800,000     16,800,000     16,800,000      16,800,000
                                                     -----------    -----------    -----------    -----------     -----------
                                                     -----------    -----------    -----------    -----------     -----------
FULLY DILUTED:
- ---------------------------
AVERAGE NUMBER OF SHARES OUTSTANDING                  16,800,000     16,800,000     16,800,000     16,800,000      16,800,000

NET EFFECT OF DILUTIVE STOCK OPTIONS, USING
AN ASSUMED ISSUE PRICE OF $13 PER SHARE                  135,712        135,712        135,712        135,712         135,712
                                                     -----------    -----------    -----------    -----------     -----------
TOTAL FULLY DILUTED SHARES                            16,935,712     16,935,712     16,935,712     16,935,712      16,935,712
                                                     -----------    -----------    -----------    -----------     -----------
                                                     -----------    -----------    -----------    -----------     -----------


NOTE: SHARES SUBJECT TO STOCK OPTIONS ARE NOT INCLUDED IN THE EARNINGS PER SHARE COMPUTATION BECAUSE THE PRESENT EFFECT THEREOF IS NOT MATERIALLY DILUTIVE